Free Writing Prospectus
Filed Pursuant to Rule 433
Dated November 19, 2014
Registration Statement No. 333-183223

**PRICED** $1bln Honda Auto Receivables Owner Trust (HAROT) 2014-4

JOINT BOOKRUNNERS: Credit Suisse (str), BNP, SMBC Nikko

CO-MANAGERS: BofAML, C, HSBC, Mizuho

CLS	AMT(mm)	WAL	F/MDY	WIN	BNCH	SPR	YLD	CPN	$ PX
A-1	284.200	0.33	F1+/P-1	1-8	IntL		0.22	0.22	100.00000
A-2	249.000	0.98	AAA/Aaa	8-16	EDSF	+23	0.581	0.58	99.99971
A-3	376.000	2.01	AAA/Aaa	16-35	IntS	+25	1.001	0.99	99.98225
A-4	90.800	3.04	AAA/Aaa	35-37	IntS	+28	1.467	1.46	99.99248

* Expected Settle: 11/26/14	* Format: Public/SEC Registered
* First Pay Date: 12/15/14	* ERISA: Yes
* Expected Ratings : Fitch/Moody's	* Min Denoms: $1,000 x $1,000
* Timing: PRICED	* Pxing Speed: 1.30% ABS to 10% Call

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.